SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   FEBRUARY 16, 1999
                                                 -------------------------------


                              SOLECTRON CORPORATION
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               (Exact name of registrant as specified in charter)

          DELAWARE                      1-11098                  94-2447045
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)          Identification No.)

777 GIBRALTAR DRIVE, MILPITAS, CALIFORNIA                          95035
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code          (408) 957-8500
                                                   -----------------------------

                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

On February 16, 1999, the Registrant issued a press release regarding the redemption of its 6 percent Convertible Subordinated Notes, which press release included the following statements:

MILPITAS, California -- Solectron Corporation (NYSE: SLR), a worldwide provider of customized electronics manufacturing solutions to original equipment manufacturers (OEMs), today announced that it has called for redemption on March 3, 1999, the company's 6 percent Convertible Subordinated Notes due 2006 (the "Notes"). The aggregate principal amount outstanding of the Notes is approximately US$230 million.

The board of directors has approved a two-for-one stock split of Solectron's common stock, US$.001 par value (the "Common Stock"), to be effected in the form of a stock dividend. The record date of the stock split was February 10, 1999 (the "Record Date"). As a consequence, the conversion price of the Notes became US$16.90 effective immediately after the opening of business on February 11, 1999. The trading price of the Common Stock on the New York Stock Exchange will not reflect the stock split until the open of the market on February 25, 1999. In order to avoid confusion, all information herein is presented on a post-split basis unless otherwise noted.

Before 5 p.m. Eastern Standard time on March 2, 1999, holders may convert their Notes into shares of Solectron Common Stock at a price of approximately US$16.90 (post-split) per share, or approximately 59.17 (post-split) shares of Solectron Common Stock per US$1,000 principal amount of Notes. Cash will be paid in lieu of fractional shares. On February 12, 1999, the last reported sale price of the Solectron Common Stock on the New York Stock Exchange was US$86 per share (US$43 per share, as adjusted to reflect the two-for-one stock split). Alternatively, holders may have their Notes redeemed at a total redemption price of US$1,042 per US$1,000 principal amount of Notes, plus accrued and unpaid interest from March 1, 1999, to the redemption date of US$0.33 per US$1,000 principal amount, for a total redemption price of US$1,042.33. Any Notes not converted on or before 5 p.m. Eastern Standard time on March 2, 1999, will be automatically redeemed on March 3, 1999, after which interest will cease to accrue. So long as the market price of the Solectron Common Stock is at least approximately US$17.62 (post-split) per share, a holder of the Notes who converts will receive Solectron Common Stock with a market value (plus cash in lieu of any fractional shares) greater than the amount of cash the holder would otherwise be entitled to receive upon redemption.

A Notice of Redemption and a Letter of Transmittal (which may be used to surrender Notes for conversion or redemption) are being mailed to all registered holders of the Notes as of February 16. Copies of the Notice of Redemption and the form of the Letter of Transmittal may be obtained from Stephen Rivero by calling State Street Bank and Trust Company of California, N. A. at +1 (213) 362 7345.


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

SOLECTRON CORPORATION


SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       SOLECTRON CORPORATION
                                       (Registrant)


Date:  February 18, 1999





                                       /s/ Susan S. Wang
                                       ----------------------------------------
                                       Susan S. Wang
                                       Senior Vice President, Chief
                                       Financial Officer and Secretary
                                      (Principal Financial and
                                       Accounting Officer)



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